UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

Virgin Media Inc.
(formerly known as NTL Incorporated)
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	52-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 906-8440

Former name or former address, if changed since last report
(NTL Incorporated)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01.  Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2007, Virgin Media Inc., formerly known as NTL Incorporated (the “Company”), issued a press release announcing that, effective as of February 6, its corporate name had changed to Virgin Media Inc.

The change of the Company’s name was implemented by means of a short-form merger pursuant to Section 253(b) of the Delaware General Corporation Law. Upon the filing of a certificate of ownership and merger providing for the Company’s name to be changed to “Virgin Media Inc.,” a wholly-owned subsidiary of the Company bearing the Company’s intended name merged with and into the Company, enabling it to change its name without stockholder approval.

Accordingly, Article I of the Company’s Certificate of Incorporation has been amended to read as follows:

“ARTICLE I

NAME OF THE CORPORATION

The name of this corporation is Virgin Media Inc.”

A conforming change was also made to the Company’s by-laws to reflect the change in the Company’s name.

Item 9.01. Financial Statements and Exhibits

d) Exhibits

3.1	Text of amendment to Second Restated Certificate of Incorporation of the Registrant.
3.2	Text of amendment to Restated By-laws of the Registrant.
99.1	Press release, dated February 8, 2007, issued by the Registrant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN MEDIA INC.

Date: February 8, 2007	By:	/s/ Bryan H. Hall

Bryan H. Hall Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Text of amendment to Second Restated Certificate of Incorporation of the Registrant.
3.2	Text of amendment to Restated By-laws of the Registrant.
99.1	Press release, dated February 8, 2007, issued by the Registrant.